UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	85-3474065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 400, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	NYSE Texas, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act: N/A
________
(Title of class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Finance of America Companies Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) with NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “FOA.” The Class A Common Stock is currently listed on the New York Stock Exchange under the symbol “FOA.”
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Class A Common Stock, as set forth in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A, filed with the SEC on May 20, 2025, as such description may be amended or supplemented from time to time, is hereby incorporated by reference.
We expect the listing and trading of the Class A Common Stock on NYSE Texas to commence on August 15, 2025 under the symbol “FOA.”
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Finance of America Companies Inc.

Date:	August 14, 2025	By:	/s/ Graham A. Fleming
Name: Graham A. Fleming
Title: Chief Executive Officer